Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                        For the Month of February 1998
                      Distribution Date of March 20, 1998
                           Servicer Certificate #17

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $271,290,173.60
Beginning Pool Factor                                           0.5576281

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $12,602,937.80
     Interest Collected                                     $2,251,424.52

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $825,149.66
Total Additional Deposits                                     $825,149.66

Repos / Chargeoffs                                            $664,343.07
Aggregate Number of Notes Charged Off                                 136

Total Available Funds                                      $15,679,511.98

Ending Pool Balance                                       $258,022,892.73
Ending Pool Factor                                              0.5303576

Servicing Fee                                                 $226,075.14

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,543,079.04
     Target Percentage                                              10.00%
     Target Balance                                        $25,802,289.27
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                      ($40,986.41)
     Ending Balance                                         $9,502,092.63

Current Weighted Average APR:                                      10.027%
Current Weighted Average Remaining Term (months):                   34.85

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days            $2,089,832.94     1,763
                                31 - 60 days             $549,850.42       423
                                60+  days                $204,427.97        99

     Total:                                            $2,844,111.33     1,777

     Balances:                  60+  days              $3,320,731.46        99

Memo Item - Reserve Account
     Prior Month                                       $8,756,012.43
+    Invest. Income                                       $40,986.41
+    Excess Serv.                                        $746,080.20
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $9,543,079.04

Exhibit 20.6
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of February 1998

                                                                        NOTES
                                                                                                      CLASS B         CLASS C
                                      TOTAL        CLASS A - 1      CLASS A - 2       CLASS A - 2     CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00   $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           92.24%             1.26%           3.50%           3.00%
     Coupon                                               5.490%           5.930%            6.330%          6.500%          7.450%

Beginning Pool Balance          $271,290,173.60
Ending Pool Balance             $258,022,892.73

Collected Principal              $12,602,937.80
Collected Interest                $2,251,424.52
Charge - Offs                       $664,343.07
Liquidation Proceeds/Recoveries     $825,149.66
Servicing                           $226,075.14
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $15,453,436.84

Beginning Balance               $271,290,173.60            $0.00   $10,249,428.15   $236,500,000.00  $13,222,888.23  $11,317,857.22

Interest Due                      $1,440,075.77            $0.00       $50,649.26     $1,247,537.50      $71,623.98      $70,265.03
Interest Paid                     $1,440,075.77            $0.00       $50,649.26     $1,247,537.50      $71,623.98      $70,265.03
Principal Due                    $13,267,280.87            $0.00   $10,249,428.15     $2,155,479.46     $464,354.83     $398,018.43
Principal Paid                   $13,267,280.87            $0.00   $10,249,428.15     $2,155,479.46     $464,354.83     $398,018.43

Ending Balance                  $258,022,892.73            $0.00            $0.00   $234,344,520.54  $12,758,533.40  $10,919,838.79
Note/Certificate Pool Factor                              0.0000           0.0000            0.9909          0.7493          0.7490
   (Ending Balance/Original Pool Amount)
Total Distributions              $14,707,356.64            $0.00   $10,300,077.41     $3,403,016.96     $535,978.81     $468,283.46

Interest Shortfall                        $0.00            $0.00            $0.00             $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00             $0.00           $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00             $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $746,080.20
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $9,543,079.04
(Release) / Draw                    ($40,986.41)
Ending Reserve Acct Balance       $9,502,092.63

Exhibit 20.6
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of February 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                 6                5                 4                  3                 2                 1
                              Sep-97           Oct-97            Nov-97             Dec-97            Jan-98            Feb-98
Beginning Pool Balance   $343,797,709.78   $332,810,807.25   $317,634,491.42   $307,339,061.17   $290,293,937.92  $271,290,173.60

A)   Loss Trigger:
Principal of Contracts
  Charged Off                $982,800.70       $926,791.58       $427,497.73     $2,140,338.06     $1,108,101.38      $664,343.07
Recoveries                   $865,672.59     $2,424,018.23       $510,112.36       $437,340.36       $553,894.62      $825,149.66

Loss Trigger - Reserve Account Balance                                 Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)      $3,494,627.37               Total Charged off (Months 1 - 6)           $6,249,872.52
     Total Recoveries (Months 3, 2, 1)       $1,816,384.64               Total Recoveries (Months 1 - 6)            $5,616,187.82
     Net Loss / (Recoveries) for 3 Mos       $1,678,242.73(a)            Net Loss/(Recoveries) for 6 Mos.             $633,684.70(c)

     Total Balance (Months 5, 4, 3)        $957,784,359.84(b)            Total Balance (Months 1 - 6)           $1,863,166,181.14(d)

     Loss Ratio Annualized  [(a/b) * (12)]          2.1027%              Loss Ratio Annualized [(c/d) (12)]                0.4081%

     Trigger:  Is Ratio > 1.5%                        Yes                Trigger:  Is Ratio > 6.0%                             No

                                                                                    Dec-97            Jan-98            Feb-98
B)   Delinquency Trigger:                                                        $7,370,621.77     $3,462,878.49    $3,320,731.46
     Balance delinquency 60+ days                                                     2.39821%          1.19289%         1.22405%
     As % of Beginning Pool Balance                                                   1.49362%          1.59183%         1.60505%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                  1.9605%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer